UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

Astec Industries, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road, Chattanooga, Tennessee 37421
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	ASTE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Astec Industries, Inc. (the "Company") held its Annual Meeting of Shareholders on April 27, 2021. The following is a summary of the matters voted on at the meeting:

(a) The results of the voting for the election of two directors in Class I to each serve a three-year term were as follows:

	For	Withheld	Broker Non-Votes
James B. Baker	19,597,160	527,038	1,441,305
Glen E. Tellock	18,800,735	1,323,463	1,441,305

(b) The results of the voting on a non-binding resolution to approve the compensation of the Company’s executive officers were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
19,651,987	457,531	14,680	1,441,305

(c) The results of the voting to approve the Company's 2021 Equity Incentive Plan were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
19,398,312	712,319	13,567	1,441,305

(d) The results of the voting for the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2021 were as follows:

Votes For	Votes Against	Abstain
21,524,646	23,500	17,357

Item 8.01. Other Events

On April 27, 2021, the Board of Directors of Astec Industries, Inc. declared a quarterly cash dividend of eleven cents ($0.11) per share of the Company’s common stock to be paid on or about May 27, 2021, to shareholders of record as of close of business on May 11, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astec Industries, Inc. (Registrant)

Date: April 29, 2021	By:	/s/ Anshu Pasricha
Anshu Pasricha
General Counsel & Corporate Secretary